UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2010

YONGYE INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-143314	20-8051010
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC 100083
(Address Of Principal Executive Offices) (Zip Code)

+86 10 8231 8626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 11, 2010, Yongye International, Inc. (the "Company") held the Company’s 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders reelected each of the following nominees to the board of directors of the Company for a one-year term: Zishen Wu, Taoran Sun, Qiang Zhao, Xiaochuan Guo, Sean Shao, Xindan Li and Rijun Zhang. Additionally, the stockholders ratified the appointment of KPMG, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010 and approved the Yongye International, Inc. 2010 Omnibus Securities and Incentive Plan (the “Plan”). The Company’s board of directors had previously adopted the Plan, subject to stockholder approval. The description of the Plan set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 28, 2010 (the "Definitive Proxy Statement") is incorporated herein by reference in response to this Item. The description of the Plan is qualified in its entirety by reference to the full text of the Plan which was attached to the Definitive Proxy Statement as Annex A and is incorporated herein by reference.

The voting at the Annual Meeting was as follows:

1.	Election of Directors

Nominee	For	Against	Withheld	Broker Non-Votes
Zishen Wu	26,745,881	0	129,594	11,801,792
Taoran Sun	26,694,025	0	181,450	11,801,792
Qiang Zhao	26,391,826	0	483,649	11,801,792
Xiaochuan Guo	26,521,626	0	353,849	11,801,792
Sean Shao	26,747,057	0	128,418	11,801,792
Xindan Li	26,824,224	0	51,251	11,801,792
Rijun Zhang	26,823,499	0	51,976	11,801,792

2.	Ratification of KPMG, LLP as the Company’s Independent Auditors

For	Against	Abstain	Broker Non-Votes
38,426,016	132,903	118,348	-

3.	Adoption of the Plan

For	Against	Abstain	Broker Non-Votes
24,205,518	2,623,291	46,666	11,801,792

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2010

YONGYE INTERNATIONAL, INC.

	By:	/s/ Zishen Wu
	Name:	Zishen Wu
	Title:	President and CEO